CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Newbury Street Trust (formerly Daily Tax-Exempt Money Fund):
Tax-Exempt Fund (formerly Daily Tax-Exempt Money Fund), of our report dated December 10, 1996 on the financial statements and financial highlights included in the October 31, 1996 Annual Report to Shareholders of Daily Tax-Exempt Money Fund (currently known as Tax-Exempt Fund).
We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity Newbury Street Trust: Tax-Exempt Fund and Daily Money Fund:
Capital Reserves: Municipal Money Market Portfolio, which are also incorporated by reference into the Proxy/Prospectus.
/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Dallas, Texas
June 6, 1997